UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 11(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported):  September 15, 2026
TrustCo Bank Corp NY
(Exact name of registrant as specified in its charter)
NEW YORK	0-10592	14-1630287
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification Number)

5 SARNOWSKI DRIVE, GLENVILLE, NEW YORK 12302
(Address of principal executive offices)
(518) 377-3311
(Registrant’s telephone number,
including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	TRST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 15, 2026, the Board of Directors (the “Board”) of TrustCo Bank Corp NY (the “Corporation”), following the recommendation of the Board’s Nominating and Corporate Governance Committee, voted unanimously to increase the size of the Board from nine (9) to eleven (11) directors and to elect Patricia Kieper-Fusco and Bryan L. Guentner to fill the vacancies created by the increase in the size of the Board, effective immediately. On the same date, the Board of Directors of the Corporation’s wholly-owned subsidiary, Trustco Bank, took corresponding action with respect to Trustco Bank’s Board of Directors, effective immediately. The Corporation anticipates that Ms. Fusco and Mr. Guentner will participate in the Corporation’s standard cash and equity compensation programs for its non-employee directors (which are described under the caption “Director Compensation” in the Corporation’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 1, 2026, as may be adjusted by the Board from time to time), but it has not made any equity awards under such programs to them in connection with their elections.
Ms. Fusco and Mr. Guentner have been appointed to serve on the Audit, Board Compliance, Compensation, Fiduciary, Nominating and Corporate Governance, and Risk Committees of the Board. Ms. Fusco and Mr. Guentner were found by the Board to qualify as “independent directors” under Nasdaq listing standards and to meet the eligibility and independence requirements of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Stock Market as pertaining to membership on the Audit Committee and the Compensation Committee. There are no arrangements or understandings between either Ms. Fusco or Mr. Guentner, on the one hand, and any other person, on the other hand, pursuant to which either of them was selected to serve as a director of the Corporation, nor is either of them a participant in any related party transactions required to be reported pursuant to Item 404(a) of Regulation S-K promulgated by the SEC.
Item 8.01.	Other Events.

On September 16, 2026, the Corporation issued a press release announcing the election of Ms. Fusco and Mr. Guentner to the Board, a copy of which is attached hereto as Exhibit 99(a) to this Current Report on Form 8-K.
Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

99(a)	Press Release dated September 16, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 16, 2026

TRUSTCO BANK CORP NY
(Registrant)

	By:	/s/ Michael M. Ozimek
Michael M. Ozimek
Executive Vice President and
Chief Financial Officer